July 22, 2009

PharmaBio Development Inc.
4820 Emperor Blvd.
Durham, NC  27703
Attn:  President

Re:           Second Amendment to Investment and Royalty Agreement

Reference is made to that certain Investment and Royalty Agreement made as of March 5, 2003, as amended by a letter agreement dated January 26, 2004, and supplemented by a letter agreement dated April 14, 2006 (the “Striant Agreement”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned parties agrees as follows:

1.           Amendments to Striant Agreement.  Each of the undersigned parties hereby acknowledges and agrees that the Striant Agreement shall be amended as follows:

(a)           Section 2.3 shall be amended by adding to the end thereof fifth, sixth and seventh paragraphs to read as follows:

“In the event Columbia is required to pay PharmaBio the difference between the amount of royalties actually received and $30,000,000, as provided in this Section 2.3 (the “Shortfall Amount”), Columbia shall pay such Shortfall Amount in immediately available funds when due in accordance with this Section 2.3 or, at Columbia’s sole discretion, shall issue PharmaBio a secured promissory note (the “Note”) with a principal amount equal to the Shortfall Amount and in the form attached hereto as Exhibit A (the financing provided pursuant to the Note, the “Shortfall Financing”).

As consideration for PharmaBio’s commitment to provide the Shortfall Financing, Columbia grants PharmaBio warrants to purchase 900,000 shares of Columbia’s common stock, par value $0.01 per share (“Common Stock”), in the form attached hereto as Exhibit B.

As further consideration for the Shortfall Financing, simultaneously with the issuance of the Note, Columbia shall grant PharmaBio warrants to purchase 900,000 shares of Common Stock in the form attached as Exhibit B.”

(b)           By adding a new Section 4.9 to read as follows:

“4.9           Sales of Assets.

During the period beginning July 22, 2009 and ending at the end of the seventh (7th) Annual Period, Columbia shall not, directly or indirectly, sell, assign, license, transfer, lease, convey or otherwise dispose of (each, a “Transfer”) any assets, whether now owned or hereafter acquired, or enter into any agreement to do so, except:

(a)           sales of inventory in the ordinary course of business;

(b)           the disposition of assets if such assets are obsolete or are no longer used in or useful in the ordinary course of business;

(c)           a transfer of an interest in accounts receivable in the ordinary course of business of past due accounts receivable for collection;

(d)           leases, subleases, licenses and sublicenses of assets to other persons in the ordinary course of business; or

(e)           other assets, the Transfer of which is not prohibited by Section 2.9 or to which PharmaBio has consented in writing pursuant to Section 2.9 (the assets referred to in this clause (e), “Unrestricted Assets”), provided, that (i) the value of such Unrestricted Assets (together with all other Unrestricted Assets Transferred pursuant to this clause (e)) do not exceed $15,000,000 at the time of such Transfer or, (ii) if the gross proceeds from the Transfer of such assets (together with all other Unrestricted Assets Transferred pursuant to this clause (e)) exceed $15,000,000, Columbia places for the benefit of PharmaBio the lesser of (A) the proceeds from the Transfer of such Unrestricted Assets that are (together with all other Unrestricted Assets Transferred pursuant to this clause (e)) in excess of $15,000,000, or (B) the difference between the amount of royalties actually received by PharmaBio at the time of such Transfer and $30,000,000, into escrow pursuant to an escrow agreement in the form attached hereto as Exhibit C (as such escrow agreement may be modified to incorporate reasonable and customary comments of the escrow agent) that provides for the release of such proceeds at the end of the seventh (7th) Annual Period.  Any such proceeds released from escrow to PharmaBio shall be treated for purposes of Section 2.3 as royalties received by PharmaBio.  For the avoidance of doubt, in no event shall this Section 4.9 limit or restrict the issuance by Columbia of any equity securities.

2.           Reference to and Effect on the Striant Agreement.

(a)           Each reference in the Striant Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Striant Agreement, and each reference to the “Striant Agreement”, “thereunder”, “thereof” or words of like import referring to the Striant Agreement as amended hereby, shall mean and be a reference to the Striant Agreement as amended hereby.

(b)           Except as specifically amended above, the Striant Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

3.           Controlling Law.  This Amendment has been executed, delivered and accepted at, and shall be deemed to have been made in, the State of Delaware and shall be interpreted in accordance with the internal laws (as opposed to conflicts of laws provisions) of the State of Delaware, without regard to principles of conflicts of laws.

4.           Counterparts.  This Amendment may be executed in several counterparts, each of which shall be an original and all of which together shall constitute but one and the same.

[Signature page follows]

[Signature Page to Second Amendment to Investment and Royalty Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

COLUMBIA LABORATORIES, INC.

By: /s/ Robert S. Mills
       Robert S. Mills
       President and Chief Executive Officer

Acknowledged and Agreed:

PHARMABIO DEVELOPMENT INC.

By: /s/ Ronald J. Wooten
       Name: Ronald J. Wooten
       Title: President

Exhibit A

Form of Secured Promissory Note

SECURED PROMISSORY NOTE

Original Principal Amount: $______________
 __________, 20__

For value received, the undersigned, Columbia Laboratories, Inc., a Delaware corporation with offices at 354 Eisenhower Parkway, Livingston, New Jersey 07039 (“Borrower”), promises to pay to the order of PharmaBio Development Inc., a North Carolina corporation (together with any permitted transferee of PharmaBio Development Inc.’s interest in this Note, “Holder”), at Holder’s offices at 4820 Emperor Blvd., Durham, North Carolina 27703 (or such other place or places that may be hereafter designated by Holder), the principal sum of ________________ DOLLARS ($_____________) together with interest on the outstanding principal balance hereof from the date hereof at a rate per annum of Ten and 0/100th percent (10.0%).  Accrued interest shall be payable quarterly in arrears on the last business day of each calendar quarter.  The outstanding principal balance of this Promissory Note (this “Note”) and all accrued but unpaid interest shall be immediately due and payable in full on November 30, 2011 (the “Maturity Date”).

This Note is issued by the undersigned in connection with that certain Investment and Royalty Agreement by and between Borrower and PharmaBio Development Inc., dated March 5, 2003, as amended by a letter agreement dated January 26, 2004, supplemented by a letter agreement dated April 14, 2006, and amended by a letter agreement dated July 22, 2009, as the same may be amended from time to time (the “Striant Agreement”).  This Note evidences obligations owed by Borrower to PharmaBio Development Inc. pursuant to Section 2.3 of the Striant Agreement; the original principal amount hereof represents the difference between (i) the amount of royalties actually received by PharmaBio Development Inc. pursuant to Section 2.3 of the Striant Agreement through and including the date hereof and (ii) $30,000,000 (the amount of such difference hereinafter collectively called “Secured Obligations”).  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Striant Agreement.

Borrower hereby grants to Holder a continuing security interest in the property and interests in property described below (hereinafter referred to as the “Collateral”) to secure the Secured Obligations.  Without the written consent of Holder, Borrower will not after the date of this Note, so long as any Obligations remain outstanding, (i) sell, assign, transfer, license, pledge, alienate or otherwise dispose of or encumber any Collateral to any Person outside of the ordinary course of business, (ii) create or incur or allow to be created, incurred or exist any Debt, except Debt which is junior and subordinate in right of payment to the Obligations according to terms and conditions that are reasonably satisfactory to Holder (“Junior Debt”), or (iii) create or incur or allow to be created, incurred or exist any Lien upon or with respect to any of Borrower’s assets or properties, except Liens securing Junior Debt or other obligations which are junior and subordinate in right of payment to the Obligations according to terms and conditions that are reasonably satisfactory to Holder.  In addition, so long as any Obligations remain outstanding, Borrower shall at all times (i) maintain insurance in full force and effect with sound and reputable insurance companies of the types and in the amounts that Borrower reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned, licensed or leased by Borrower and its Subsidiaries against all risks customarily insured against by similarly situated companies, (ii) comply, and shall cause each of its Subsidiaries to comply, in all material respects with all applicable laws in respect of the conduct of its respective business, the ownership of its respective properties and the Product, except where failure to so comply would not reasonably be expected to have a Material Adverse Effect, and (iii) maintain in full force and effect all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective business as now being conducted unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  As used herein, the term (a) “Obligations” means all indebtedness evidenced by this Note (including the Secured Obligations), together with any extensions, modifications or renewals thereof, plus all interest, and all reasonable out-of-pocket costs and expenses (including reasonable attorney fees) incurred by Holder in the collection of such obligations and in the protection, maintenance and liquidation of the Collateral and (b) “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

The Collateral covered by this Agreement is all of Borrower’s right, title and interests in and to the following property (whether now existing or hereafter from time to time acquired):

All right, title, interest, claims and demands of Borrower in and to the following property:  (i) all Accounts; (ii) all Chattel Paper; (iii) all Commercial Tort Claims; (iv) all Deposit Accounts and cash; (v) all Documents; (vi) all Equipment; (vii) all General Intangibles; (viii) all Goods; (ix) all Instruments; (x) all Intellectual Property; (xi) all Inventory; (xii) all Investment Property (excluding, in any event, equity interests in any Person that is not organized in one of the fifty states of the United States of America or the District of Columbia); (xiii) all Letter-of-Credit Rights; (xiv) to the extent not otherwise included by clauses (i) through (xiii), all other personal property, whether tangible or intangible; and (xv) proceeds of any and all of the foregoing.  The term ‘Intellectual Property’ means all intellectual and similar property of every kind and nature now owned or hereafter acquired by Borrower, including inventions, designs, patents (whether registered or unregistered), copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trade secrets, domain names, confidential or proprietary technical and business information, know-how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.  All capitalized terms used in this paragraph and not otherwise defined herein shall have the respective meanings given to such terms in the Uniform Commercial Code of the State of North Carolina, as in effect from time to time (the “UCC”).

Borrower hereby authorizes Holder to file, and Borrower hereby agrees to execute as necessary, records, including, without limitation, UCC financing or continuation statements, and amendments thereto, in any jurisdiction within the United States of America and with any filing offices within the United States of America as Holder may determine, in its reasonable discretion, are necessary or advisable to perfect the security interest granted to Holder herein, including filings with the United States Patent and Trademark Office.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Holder may determine, in its reasonable discretion, is necessary or advisable to ensure the perfection of the security interest in the Collateral granted to Holder herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.”  Upon request, Borrower shall furnish to Holder from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Holder may reasonably request, all in reasonable detail.

The indebtedness evidenced hereby may be prepaid in whole or in part at any time and from time to time without penalty or premium.  Any prepayments shall be credited first to any accrued but unpaid interest and then to principal.

Time is of the essence with respect to this Note.

As used herein, “Event of Default” means: (i) a failure of Borrower to pay when due and payable (whether at maturity or otherwise) any principal of this Note; (ii) a failure of Borrower to pay when due and payable any interest or other amount payable on this Note prior to the Maturity Date and such failure shall remain unremedied for a period of ten (10) consecutive days; (iii) a failure of Borrower to perform or comply with any agreement or covenant made by Borrower under this Note in any material respect or any representation or warranty made by Borrower under this Note shall prove to have been untrue or incorrect in any material respect when made; (iv) Borrower shall (A) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (D) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, (E) admit in writing its inability to pay its debts as they become due, or (F) make a general assignment for the benefit of creditors; (v) a case or other proceeding shall be commenced against Borrower in any court of competent jurisdiction seeking (A) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (B) the appointment of a trustee, receiver, custodian, liquidator or the like for Borrower or for all or substantially all of its assets, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered; or (vi) any indebtedness of Borrower for money borrowed in excess of $250,000 shall be declared to be due and payable, or required to be prepaid, prior to the stated maturity thereof, and Borrower shall fail to pay the same within thirty (30) days of such declaration.  Holder may by written notice to Borrower given during the continuance of any Event of Default accelerate this Note and thereupon the indebtedness evidenced hereby shall become immediately due and payable; provided that this Note shall be accelerated automatically and without need of any such notice upon the occurrence of an Event of Default described under clause (iv) or (v) of the preceding sentence.

Upon the occurrence and during the continuance of an Event of Default, at the option of Holder and without notice to Borrower, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate equal to Twelve and 0/100ths percent (12.0%) (the “Default Rate”), or, if lower, the maximum rate of interest permitted under applicable law (the “Maximum Rate”).  All such interest shall be paid at the time of and as a condition precedent to the curing of any such Event of Default.

In addition to and independent of the right to declare this Note to be due and payable and any other rights of Holder under this Note, upon the occurrence and during the continuance of an Event of Default Holder shall have all rights and remedies of a secured party under the UCC.  Holder may directly contact third parties and enforce against them all rights which arise with respect to the Collateral and to which Borrower or Holder would be entitled.  Borrower agrees, upon the occurrence and during the continuance of an Event of Default, to pay all reasonable out-of-pocket costs of Holder of collection of the Obligations and enforcement of its rights hereunder, including reasonable attorney fees.  If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if sent at least ten (10) days before such disposition, postage pre-paid, addressed to Borrower either at the address shown above or at any other address of Borrower appearing on the records of Holder.  Borrower acknowledges that Holder may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers.  Borrower consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale.  Out of the proceeds from sale or disposition of the Collateral made by Holder during the continuance of an Event of Default, Holder shall retain all the Secured Obligations then owing to it and shall tender any excess to Borrower or its successors or assigns.  If the proceeds of the Collateral received upon any such disposition shall be insufficient to pay the entire Secured Obligations, then Borrower shall pay to Holder the resulting deficiency upon demand.  To the extent permitted by applicable law, Borrower waives all claims, damages and demands it may acquire against Holder arising out of the exercise by Holder of any rights hereunder in respect of the Collateral.  Borrower consents to releases of the Collateral at any time and to sales of the Collateral in groups, parcels or portions, or as an entirety, as Holder shall deem appropriate.  Borrower expressly absolves Holder from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Note.  Borrower agrees that Holder shall, upon the occurrence of an Event of Default, have the right to peacefully take any of the collateral and may enter any premises where Collateral may be located for such purpose without liability for trespass.  Borrower waives any right it may have in such instance to a judicial hearing prior to such retaking.  Borrower agrees that Holder may enforce its rights with respect to the Collateral or any part thereof without being obligated first to enforce its rights with respect to any other security for any of the Obligations.  Borrower specifically waives any right that it may have to (i) require Holder to marshal assets, (ii) require an appraisal, or (iii) seek or require an upset price at any sale.

Borrower hereby represents and warrants to Holder as of the date hereof as follows:

(i)
Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Borrower is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where failure to so qualify would not have a Material Adverse Effect.  Borrower has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and as proposed to be conducted;

(ii)
Borrower has all necessary corporate power and authority to execute and deliver this Note and to consummate the transactions contemplated hereunder.  The execution and delivery of this Note and consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of Borrower and no other corporate proceedings on the part of Borrower are necessary to authorize this Note or to consummate the transactions contemplated hereunder.  This Note has been duly and validly executed and delivered by Borrower and constitutes a valid, legal and binding agreement of Borrower, enforceable against Borrower in accordance with its terms.  No consent, authorization or order of, or filing or registration with, any Governmental Authority is required to be obtained or made by Borrower for the execution, delivery and performance of this Note or the consummation of the transactions contemplated hereunder.  Neither the execution, delivery and performance of this Note by Borrower nor the consummation by Borrower of the transactions contemplated hereunder will (A) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Borrower; (B) violate any law applicable to Borrower or any of its Subsidiaries or the transactions contemplated hereunder; or (C) result in the creation of any Lien upon any assets of Borrower or any of its Subsidiaries pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries or any of their respective properties may be bound, except in the case of clauses (B) and (C) for such violation, Lien or default which would not, individually or in the aggregate, have and which could not reasonably be expected to have a Material Adverse Effect;

(iii)
except as to defaults, violations and breaches which individually or in the aggregate would not have a Material Adverse Effect on Borrower, neither Borrower nor any of its Subsidiaries is in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of fact which, with notice or lapse of time or both, would constitute an event of default or default on the part of Borrower or any Subsidiary as defined in such documents or instruments, except such defaults which individually or in the aggregate would not have a Material Adverse Effect on Borrower;

(iv)
there are no legal or governmental actions, suits, proceedings or investigations pending or, to Borrower's knowledge, threatened to which Borrower is or may be a party or of which property owned, licensed or leased by Borrower or any of its Subsidiaries is or may be the subject, which actions, suits, proceedings or investigations, individually or in the aggregate, might prevent or might reasonably be expected to have a material adverse affect on this Note or the transactions contemplated hereunder or result in a Material Adverse Effect; and no labor disturbance by the employees of Borrower or any of its Subsidiaries exists or, to Borrower's knowledge, is imminent which might reasonably be expected to have a Material Adverse Effect, except as has been disclosed previously to Holder in writing on the schedules to the Striant Agreement.  Neither Borrower nor any of its Subsidiaries is a party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body administrative agency or other governmental body;

(v)
each of Borrower and its Subsidiaries has been and is in compliance in all material respects with all applicable laws in respect of the conduct of its respective business, the ownership of its respective properties and the Product, except where failure to so comply would not reasonably be expected to have a Material Adverse Effect.  Each of Borrower and its Subsidiaries has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its respective business as now being conducted unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(vi)	no Debt is outstanding or owed by Borrower except Debt that has been disclosed previously to Holder in writing on the schedules to the Striant Agreement;

(vii)	no Lien exists upon or with respect to any of Borrower’s properties or assets; and

(viii)
Borrower has not granted any right to any Third Party which would conflict with the rights granted under this Note to Holder nor entered into any agreement which would impair its ability to perform its obligations under this Note.

All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the Maximum Rate.  If, under any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest.  This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Borrower and Holder with respect to the payment of interest on the indebtedness evidenced hereby.

Borrower hereby waives presentment for payment, demand, protest and notice of demand, protest and nonpayment.  No failure to accelerate the indebtedness evidenced hereby by reason of the continuance of an Event of Default or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws.  No extension of the time for payment of the indebtedness evidenced hereby, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Borrower hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing.  No provision of this Note may be amended, waived, or otherwise modified without the written consent of Holder and Borrower.

Notwithstanding the place of making of this Note, the parties agree that this Note is made in, and intended as a contract under and shall be construed and enforceable in accordance with the laws of, the State of North Carolina, except to the extent that federal law may be applicable to the determination of the Maximum Rate.

As used herein, the term “Borrower” shall be deemed to include its successors and assigns, whether by voluntary action of Borrower or by operation of law.

Borrower shall indemnify, defend and hold harmless Holder, its Affiliates and its and their respective directors, officers, employees and agents from and against any and all Losses resulting from the execution or delivery of this Note and the consummation of the transactions contemplated hereby, including the exercise of remedies by Holder pursuant to the terms of this Note.

Except with the prior written consent of Borrower (which consent shall not be withheld or delayed unreasonably), Holder shall not be entitled to assign any of its interest in this Note or the Collateral to any Person, except to an Affiliate of PharmaBio Development Inc.  Any attempted assignment by Holder in contravention of the foregoing sentence shall be null and void.  Holder shall be responsible for all costs and expenses in connection with such assignment, and, notwithstanding anything to the contrary contained herein, Holder shall be responsible for all costs and expenses incurred in connection with filings, recordings and other actions taken to evidence or perfect the security interest of any transferee of this Note in the Collateral.

[Signature Page Follows]

[Signature Page to Promissory Note]

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed as of the day and year first written above.

COLUMBIA LABORATORIES, INC.

By:
Robert S. Mills
President and Chief Executive Officer

Exhibit B

Form of Warrant

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

COLUMBIA LABORATORIES, INC.

WARRANT TO PURCHASE COMMON STOCK

No. W-[____] [_____ __, 20__]
Void After [____] XX, 20__

This Certifies That, for value received, PharmaBio Development Inc., with its principal office at 4820 Emperor Blvd, Durham, NC 27703, or its permitted assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Columbia Laboratories, Inc., a Delaware corporation, with its principal office at 354 Eisenhower Parkway, Livingston, New Jersey 07039 (the “Company”), up to Nine Hundred Thousand (900,000) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), subject to adjustment as provided herein.

  1.    Definitions.  As used herein, the following terms shall have the following respective meanings:

(a)   “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York. New York, are authorized or required by law to remain closed.

(b)   “Exercise Period” shall mean the period commencing on November 30, 2010 and ending at 5:00 p.m., New York time, on the date five (5) years from the date hereof, unless sooner exercised or terminated as provided below.

(c)   “Exercise Price” shall mean $1.15 per share, subject to adjustment pursuant to Section 5 below.

(d)   “Exercise Shares” shall mean the shares of the Common Stock issued upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.

(e)   “Principal Market” means the principal securities exchange or securities market on which the Common Stock is then traded.

(f)   “Trading Day” means any day on which the Common Stock is traded on the Principal Market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

     2.     Exercise of Warrant.

2.1    Method of Exercise.  Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder at any time during the Exercise Period, in whole or in part, by (a) delivery of a written notice, in the form attached hereto (the “Exercise Notice”), of the Holder’s election to exercise this Warrant to the Company and (b) (i) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of shares of Common Stock as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds or (ii) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2.2).  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice with respect to less than all of the Common Stock shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Exercise Shares.  On or before the first Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”).  On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (A) provided that the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Exercise Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Exercise Shares to which the Holder is entitled pursuant to such exercise which certificates shall not bear any restrictive legends unless required.  Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Exercise Shares with respect to which this Warrant has been exercised, irrespective of the date such Exercise Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Exercise Shares as the case may be.  If this Warrant is submitted in connection with any exercise pursuant to this Section 2.1 and the number of Exercise Shares represented by this Warrant submitted for exercise is greater than the number of Exercise Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 2.3) representing the right to purchase the number of Exercise Shares purchasable immediately prior to such exercise under this Warrant, less the number of Exercise Shares with respect to which this Warrant is exercised.  No fractional shares of Common Stock are to be issued upon the exercise of this Warrant.  Fractional shares shall be treated as provided in Section 6.  The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Exercise Shares upon exercise of this Warrant.

2.2    Cashless Exercise.  Notwithstanding any provisions herein to the contrary, if, at any time during the Exercise Period, the Current Market Price (as defined below) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise, and the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

X = Y (B-A)
                  B

Where:
X
=
the number of Exercise Shares to be issued to the Holder.

Y
=
the number of Exercise Shares purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

A
=
the Exercise Price

B
=
the Current Market Price of one share of Common Stock.

“Current Market Price” means on any particular

(a)   if the Common Stock is traded on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or their successors), the average of the closing prices of the Common Stock of the Company on such market over the five Trading Days ending immediately prior to the effective date of the exercise;

(b)   if the Common Stock is traded on any registered national stock exchange but is not traded on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or their successors), the average of the closing prices of the Common Stock of the Company on such exchange over the five Trading Days ending immediately prior to the effective date of the exercise;

(c)   if the Common Stock is traded over-the-counter, but not on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or a registered national stock exchange, the average of the closing bid prices over the 30-day period ending immediately prior to the effective date of the exercise; and

(d)   if there is no active public market for the Common Stock, the value thereof, as determined in good faith by the Board of Directors of the Company upon due consideration of the proposed determination thereof by the Holder.

2.3    Partial Exercise.  If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver, within ten days of the later of the date of exercise or surrender of this Warrant, a new Warrant evidencing the rights of the Holder, or, subject to Section 8, such other person as shall be designated in the Notice of Exercise, to purchase the balance of the Exercise Shares purchasable hereunder.  In no event shall this Warrant be exercised for a fractional Exercise Share, and the Company shall not distribute a Warrant exercisable for a fractional Exercise Share.  Fractional shares shall be treated as provided in Section 6.

     3.      Covenants of the Company.

3.1    Covenants as to Exercise Shares.  The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.  The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.  If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other securities as provided herein) to such number of shares as shall be sufficient for such purposes.

3.2     Notices of Record Date.  In the event of any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least ten days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution. In the event of any capital reorganization of the Company, any sale or exchange of the capital stock of the Company by the stockholders of the Company in one transaction or series of related transactions where more than fifty percent (50%) of the outstanding voting power of the Company is acquired by a person or entity or group of related persons or entities or any transfer of a majority of the assets of the Company to or consolidation or merger of the Company with or into any other person (other than a wholly-owned subsidiary of the Company) or any other reclassification or recapitalization of the capital stock of the Company, the Company shall mail to the Holder a notice specifying the anticipated date on which such event will occur. Such notice shall be mailed at least ten days prior to the date therein specified.

3.3    Piggy-Back Registration Rights.

(a)            If the Company proposes to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission respecting an underwritten public offering (an “Underwritten Offering”) of any shares of any class of its equity securities for its own account or for the account of a holder of securities of the Company pursuant to registration rights granted by the Company (a "Requesting Stockholder"), the Company shall give prompt written notice to the Holder at least ten Business Days prior to the initial filing of the registration statement relating to such offering (the "Registration Statement").  Each such Holder shall have the right, within seven Business Days after delivery of such notice, to request in writing that the Company include all or a portion of the Exercise Shares in such Registration Statement ("Piggy-back Registration Rights"). The Company shall include in such Underwritten Offering all of the Exercise Shares that a Holder has requested be included, unless the underwriter for such offering, the "Managing Underwriter") delivers a notice (a "Cutback Notice") pursuant to Section 3.3(b) or 3.3(c) hereof. The Managing Underwriter may deliver one or more Cutback Notices at any time prior to the execution of the underwriting agreement for such Underwritten Offering.

(b)            If the proposed Underwritten Offering is an Underwritten Offering by the Company on a primary basis (a "Primary Registration"), the provisions of this Section 3.3(b) shall be applicable if the Managing Underwriter delivers a Cutback Notice stating that, in its opinion, the number of securities to be offered for the account of the Company ("Company Shares"), plus the Exercise Shares that the Holder has requested to be sold therein, plus the securities (the "Other Shares") that selling stockholders (other than the Holder) exercising similar piggy-back registration rights with respect to such offering ("Other Selling Stockholders") propose to sell therein, exceeds the maximum number of shares specified by the Managing Underwriter in such Cutback Notice that may be distributed without having a material adverse effect on the price, timing or distribution of the Company Shares. Such maximum number of shares that may be so sold, excluding the Company Shares, are referred to as the "Includible Shares."  If the Managing Underwriter delivers such Cutback Notice, the Company shall be entitled to include all of the Company Shares in the Underwritten Offering in priority to the inclusion of any Other Shares or Exercise Shares.  First, each requesting Holder shall then be entitled to include in such offering up to its pro rata portion of the Includible Shares, based on the number of securities requested to be sold by the Holders, and then each Other Selling Stockholder shall be entitled to include in such offering up to its pro rata portion of the Includible Shares, based on the number of securities requested to be sold by the Other Selling Stockholders. No shareholder that proposes to sell Exercise Shares or Other Shares in the proposed offering may sell any such shares therein unless all Company Shares are so included.

(c)            If the proposed Underwritten Offering is an Underwritten Offering pursuant to demand registration rights exercised by a Requesting Stockholder, then the provisions of this Section 3.3(c) shall be applicable if the Managing Underwriter delivers a Cutback Notice stating that, in its opinion, the aggregate number of Company Shares, Exercise Shares and Other Shares requested to be included in such offering therein exceeds the maximum number of shares (the "Includible Secondary Shares") specified by the Managing Underwriter in such Cutback Notice that may be distributed without having a material adverse effect on the price, timing and distribution of the Company Shares being distributed. If the Managing Underwriter delivers such Cutback Notice, the Company will include in such registration, (i) first, the securities requested to be included therein by a Requesting Stockholder exercising demand registration rights, (ii) second, the securities requested to be included therein by the Holder, if any, (iii) third, the securities requested to be included therein by the Company, if any, and (iii) fourth, each Other Selling Stockholder's pro rata portion of the Includible Secondary Shares, based on the number of securities requested to be sold by such Other Selling Stockholders.

     4.      Representations of Holder.

4.1 Acquisition of Warrant for Personal Account.  The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a present view toward the public sale or distribution of said Warrant or Exercise Shares or any part thereof and has no intention of selling or distributing said Warrant or Exercise Shares or any arrangement or understanding with any other persons regarding the sale or distribution of said Warrant or the Exercise Shares, except as would not result in a violation of the Securities Act.  The Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant except in accordance with the Securities Act and will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Exercise Shares except pursuant to and in accordance with the Securities Act.

4.2     Securities Are Not Registered.

(a)   The Holder understands that the offer and sale of the Warrant or the Exercise Shares have not been registered under the Securities Act on the basis that no distribution or public offering of the Securities of the Company is to be effected and/or pursuant to specific exemptions from the registration provisions of the Securities Act, which exemptions depend upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein.  The Holder realizes that the basis for such exemptions may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities.  The Holder represents and warrants that it has no such present intention.

(b)   The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Holder recognizes that the Company has no obligation to register the Warrant or, except as provided in Section 3.3, the Exercise Shares, or to comply with any exemption from such registration.

4.3    Disposition of Warrant and Exercise Shares.

(a)   The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i)   There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(ii)   If reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Securities Act or any applicable state securities laws; provided, that no opinion shall be required for any disposition made or to be made in accordance with the provisions of Rule 144 or in connection with transfers by the Holder to its affiliates.

(b)   The Holder understands and agrees that all certificates evidencing the Exercise Shares to be issued to the Holder may bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

   5.      Adjustments.  In the event of changes in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, reclassification, combination or exchange of shares, reorganization, liquidation, dissolution, consolidation or merger effected by the Company, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class and kind of shares or other property, including cash, as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.  The form of this Warrant need not be changed because of any adjustment in the Exercise Price and/or number, class and kind of shares subject to this Warrant.  The Company shall promptly provide a certificate from its Chief Financial Officer notifying the Holder in writing of any adjustment in the Exercise Price and/or the total number, class and kind of shares issuable upon exercise of this Warrant, which certificate shall specify the Exercise Price and number, class and kind of shares under this Warrant after giving effect to such adjustment.  For the avoidance of doubt, if necessary to effectuate the provisions of this Section 5, any successor to the Company or surviving entity in a reorganization, consolidation or merger effected by the Company shall deliver to the Holder confirmation (or a new warrant to the effect) that such successor or surviving entity shall have all of the obligations of the Company under this Warrant with the same effect as if such successor or surviving entity had been named as the Company herein, and that there shall be issued upon exercise of this Warrant (or a new warrant) at any time after the consummation of such reorganization, consolidation or merger, in lieu of the shares of Common Stock issuable upon the exercise of this Warrant prior to such transaction, the total number, class and kind of shares or other property, including cash, as the Holder would have owned had the Warrant been exercised prior to such transaction and had the Holder continued to hold such shares until after such transaction.

   6.    Fractional Shares.  No fractional shares shall be issued upon the exercise of this Warrant or as a consequence of any adjustment pursuant hereto.  All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.  If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the fair market value of the Common Stock on the date of exercise of this Warrant or adjustment pursuant hereto by such fraction, provided the payment exceeds $5.00.

  7.      No Stockholder Rights.  This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

  8.      Transfer of Warrant.  Subject to applicable laws and compliance with Section 4.3, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.

8.1   Upon such surrender, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of shares of Common Stock without having a new Warrant issued.

8.2   If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (a) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws (provided that such opinion shall not be required in connection with any disposition made or to be made in accordance with the provisions of Rule 144 or in connection with transfers by the Holder to its affiliates, and (b) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act and execute an investment letter in form and substance reasonably acceptable to the Company.

9.     Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

10.      No Impairment.  Except and to the extent waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against such impairment.

11.      Modifications and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

12.      Notices, Etc.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company at the address listed on the signature page and to the Holder at the address on the Company records, or at such other address as the Company or Holder may designate by ten days’ advance written notice to the other party hereto.

13.      Acceptance.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

14.      Governing Law.  This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of New York without regard to the principles of conflict of laws.

15.      Descriptive Headings.  The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

16.      Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

17.      Entire Agreement. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

18.      Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Warrant shall be cumulative, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

[Signature Page Follows]

In Witness Whereof, the Company has caused this Warrant to be executed by its duly authorized officer as of                  .

COLUMBIA LABORATORIES, INC.

By:
Name:	Robert S. Mills
Title:	President and Chief Executive Officer
Address:	354 Eisenhower Parkway
Livingston, New Jersey 07039
Attention: General Counsel
Facsimile: (973) 994-3001

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

COLUMBIA LABORATORIES, INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Exercise Shares”) of Columbia Laboratories, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.           Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Exercise Shares; and/or

____________	a “Cashless Exercise” with respect to _______________ Exercise Shares.

2.           Payment of Exercise Price.  In the event that the holder has elected a Cash Exercise with respect to some or all of the Exercise Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.           Delivery of Exercise Shares.  The Company shall deliver to the holder __________ Exercise Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

         Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and, if applicable, hereby directs American Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock.

COLUMBIA LABORATORIES, INC.

By:
Name:
Title:

ASSIGNMENT FORM

(To assign the foregoing Warrant, subject to compliance with Sections 4.3 and 8, execute this form and supply required information.  Do not use this form to purchase shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:  __________, 20__

Holder’s
Signature:

Holder’s
Address:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit C

Form of Escrow Agreement

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and dated as of ____________, 20__, by and among PharmaBio Development Inc., a North Carolina corporation (“PharmaBio”), and Columbia Laboratories, Inc., a Delaware corporation (“Columbia”), and _____________________________, a ___________ (the “Escrow Agent”).

WITNESSETH:

           WHEREAS, PharmaBio and Columbia have entered into an Investment and Royalty Agreement, dated as of March 5, 2003, as amended by a letter agreement dated January 26, 2004, supplemented by a letter agreement dated April 14, 2006, and amended by a letter agreement dated July 22, 2009, as the same may be further amended from time to time (the “Striant Agreement”; capitalized terms used and not defined in this Agreement shall have the meanings assigned to such terms in the Striant Agreement);

WHEREAS, Section 4.9 of the Striant Agreement provides for escrowing a portion of the proceeds of certain transfers (for purposes of this Agreement, any proceeds so escrowed are referred to as the “Escrow Proceeds”; and the Escrow Proceeds, together with any accumulations thereto as provided herein, shall be referred to as the “Escrow Property”); and

WHEREAS, the Escrow Agent is willing to act in the capacity of Escrow Agent hereunder subject to, and upon the terms and conditions of, this Agreement.

NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth in this Agreement and of other good and valuable consideration, the receipt and legal sufficiency of which they hereby acknowledge, PharmaBio, Columbia and the Escrow Agent hereby agree as follows:

ARTICLE I

Escrow Property

1.1.           Designation of Escrow Agent.  PharmaBio and Columbia hereby mutually designate and appoint ______________________, a ___________ having an office and place of business located at ______________________________________, as Escrow Agent for the purposes set forth herein, subject to replacement as provided in Section 2.4 below.  The Escrow Agent hereby accepts such appointment and agrees to act in furtherance of the provisions of the Striant Agreement, but only upon the terms and conditions provided in this Agreement.

1.2.           Delivery of Escrow Proceeds.  In accordance with Section 4.9 of the Striant Agreement, Columbia shall deliver or cause to be delivered Escrow Proceeds to the Escrow Agent.  Upon receipt by the Escrow Agent of Escrow Proceeds to be held in escrow pursuant to this Agreement, the Escrow Agent shall execute and deliver a written receipt therefor to PharmaBio and Columbia.  Thereafter, the Escrow Agent shall hold and distribute the Escrow Property in accordance with the terms hereof.

1.3.           Duration of Escrow.  The Escrow Agent shall hold the Escrow Property as provided in this Agreement until complete distribution thereof in accordance with Sections 1.6 and 1.7.

1.4.           Investment of Escrow Property.  The Escrow Property shall be invested in U.S. Treasury notes or bills or certificates of deposit or “money market” accounts of banks or trust companies organized in the United States having a minimum net worth of $1 billion, in each case with maturity dates not later than 30 calendar days after the date of investment, as shall be set forth in a written direction from Columbia to the Escrow Agent.  In the absence of written direction from Columbia to the Escrow Agent, the Escrow Property shall be invested in a [_________ Money Market Account].

1.5.           Tax Liabilities.  PharmaBio and Columbia agree that, for purposes of federal and other taxes, Columbia will be treated as the owner of 100% of the Escrow Property and that Columbia will report all income, if any, that is earned on, or derived from, the Escrow Property as Columbia’s income, in the taxable year or years in which such income is properly included and pay any and all taxes attributable thereto, regardless of whether any distributions are made to Columbia.  The parties agree that this provision will be consistently applied by the parties.

1.6.           Release of Escrow Property Out of Escrow.  On the last day of each month during the term of this Agreement, including immediately prior to the distribution of the Escrow Property to PharmaBio pursuant to Section 1.7 below, Escrow Agent, following receipt of written confirmation from PharmaBio and Columbia (including confirmation as to amount), shall release to Columbia, from the Escrow Property, an amount equal to (a) the sum of (i) the Escrow Property and (ii) the aggregate royalties received by BioPharma pursuant to Section 2.3 of the Striant Agreement minus (b) $30,000,000.  If the sum of the Escrow Property and the aggregate royalties received by BioPharma pursuant to Section 2.3 of the Striant Agreement is less than $30,000,000 on the applicable release date, no release shall be made from the Escrow Property on such date.

1.7.           Distribution of Escrow Property.  On or as soon as reasonably practicable after November 30, 2010, after giving effect to any distribution to Columbia as of such date pursuant to Section 1.6, the Escrow Agent shall transfer and deliver to PharmaBio the Escrow Property, if any.  Concurrent with such distribution (or effective November 10, 2010 in the event all Escrow Property has previously been released to Columbia and Columbia has not subsequently deposited Escrow Proceeds), except as otherwise expressly provided herein, this Agreement shall terminate and be of no further force or effect.

ARTICLE II

Responsibilities and Duties of Escrow Agent

2.1.           Rights, Duties, Liabilities and Immunities of Escrow Agent.  PharmaBio and Columbia hereby agree as follows with respect to the rights, duties, liabilities and immunities of the Escrow Agent:

(a)           The Escrow Agent shall act as a depository only and shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of the Escrow Property deposited with it, or any part thereof.  The Escrow Agent shall hold the Escrow Property in safekeeping and dispose thereof only in accordance with the terms of this Agreement.  The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact except as specifically provided herein.  Without limiting the generality of the foregoing, the Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Striant Agreement.

(b)           The Escrow Agent shall be protected in acting upon any written certificate, notice, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained, which the Escrow Agent in good faith believes to be genuine and what it purports to be.

(c)           The Escrow Agent shall not be liable for any error of judgment, or for any act done or steps taken or made by it in good faith, or for any mistake of fact or law, or for any things which it may do or refrain from doing in connection herewith, except due to the Escrow Agent’s own gross negligence or willful misconduct.  In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages, except due to the Escrow Agent’s own gross negligence or willful misconduct.

(d)           The Escrow Agent may consult with and obtain advice from legal counsel in the event of any question as to any of the provisions of this Agreement or its duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

(e)           The Escrow Agent shall have no duties except those expressly set forth herein and shall not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement, unless in a writing received by it, and, if its duties herein are affected, unless it shall have given its prior written consent thereto.

(f)           The Escrow Agent is not a party to and is not bound by the Striant Agreement, nor is it a party to or bound by or charged with notice of any other agreement (other than this Agreement) to which the Escrow Property may relate.

(g)           In the event of any disagreement between any of the parties to this Agreement or between them or any one of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of this Agreement, or in the event the Escrow Agent in good faith shall be in doubt as to what action it should take hereunder, the Escrow Agent shall thereupon have the right (i) to refrain from complying with any claims or demands asserted on it as the Escrow Agent or (ii) to refuse to take any other action hereunder, so long as such disagreement continues or exists, and, in either such event, the Escrow Agent shall not be or become liable in any way to any person for the Escrow Agent’s failure to act, and the Escrow Agent shall be entitled to continue to refrain from acting, until (A) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction or (B) all differences shall have been adjudicated and all doubts resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof by a writing signed by all such persons.

(h)           From and at all times after the date of this Escrow Agreement, Columbia shall, to the fullest extent permitted by law, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities and reasonable costs and expenses (including without limitation reasonable attorneys’ fees, costs and expenses) (“Escrow Losses”) incurred by or asserted against any of the Indemnified Parties from and after the date hereof relating to or arising from or in connection with any claim, demand, suit, action or proceeding by any third party, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party.  If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify Columbia in writing, and Columbia shall have the right to assume the defense thereof, including the employment of counsel.  Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel in any such action and to participate in the defense thereof, and the reasonable fees and expenses of such counsel shall be paid by such Indemnified Party, except that Columbia shall be required to pay such reasonable fees and expenses if:  (i) Columbia agrees in writing to pay such fees and expenses, (ii) Columbia shall fail to assume the defense of such action or proceeding or shall fail to employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and Columbia and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Columbia.  The obligations of Columbia under this Section 2.1(h) shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent.

(i)           The Escrow Agent is authorized, in its discretion, to comply with orders issued or process entered by any court with respect to the Escrow Property, without determination by the Escrow Agent of such court’s jurisdiction in the matter.

(j)           If, at any time, there shall exist any dispute with respect to the holding or disposition of any portion of the Escrow Property or any other obligations of the Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to the Escrow Agent’s reasonable satisfaction, the proper disposition of any portion of the Escrow Property or the Escrow Agent’s proper actions with respect to its obligations hereunder, or if BioPharma and Columbia have not within thirty (30) days of the furnishing by the Escrow Agent of a notice of resignation pursuant to Section 2.4 hereof appointed a successor escrow agent to act hereunder, then the Escrow Agent may, in its sole discretion, take either or both of the following actions upon written notice to BioPharma and Columbia:

(i)  Hold and decline to make further disbursements of the Escrow Property that the Escrow Agent would otherwise be obligated to make hereunder until such dispute or uncertainty shall be resolved to the reasonable satisfaction of the Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); or

(ii)  Petition (by means of an interpleader action or any other appropriate method) any state or federal court of competent jurisdiction for instructions with respect to such dispute or uncertainty and pay into such court all Escrow Property for holding and disposition in accordance with the instructions of such court.

The Escrow Agent shall have no liability to BioPharma, Columbia or any other person with respect to any such actions taken pursuant to this Section 2.1(j), specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of Escrow Property or any delay in or with respect to any other action required or requested of the Escrow Agent, except for any Escrow Losses resulting from the gross negligence or willful misconduct of the Escrow Agent.

2.2.           Copies of Certifications, Notices and Other Documentation.  Promptly after receipt by the Escrow Agent from BioPharma or Columbia of any written certificate, notice, request, waiver, consent, receipt or other document, the Escrow Agent shall furnish a copy of any of such items to BioPharma or Columbia, as the case may be.

2.3.           Compensation.  The Escrow Agent shall receive a fee of $_________ per year for its services hereunder.  The first year’s fee shall be payable upon the delivery of the Escrow Proceeds to the Escrow Agent, and such fee shall not be subject to proration in the event that the escrow arrangement terminates before the end of a year.  Any such compensation of the Escrow Agent under the provisions of this Section 2.3 shall be paid by Columbia.

2.4.           Successor Escrow Agent.  The Escrow Agent or any successor to it hereafter appointed may at any time resign by giving notice in writing to BioPharma and Columbia, and such resignation shall become effective and the Escrow Agent shall be discharged from its prospective duties hereunder upon the appointment of a successor Escrow Agent as hereinafter provided.  In the event of any such resignation, a successor Escrow Agent shall be appointed by written consent of BioPharma and Columbia.  Any successor Escrow Agent shall deliver to BioPharma and Columbia a written instrument accepting the appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive all assets then held by the predecessor Escrow Agent hereunder.

ARTICLE III

Miscellaneous

3.1.           Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of BioPharma, Columbia, and the Escrow Agent, and their respective successors, heirs, and permitted assigns, whether so expressed or not.

3.2           Waiver or Consent.  No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have.  No modification or waiver of any provision of this Agreement, nor consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing, signed by BioPharma, Columbia and the Escrow Agent, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

3.3.           Captions.  The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

3.4.           Notices.  Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail or by recognized overnight courier, postage prepaid, addressed as follows:

If to PharmaBio, to:

PharmaBio Development Inc.
4820 Emperor Blvd
Durham, NC  27703
Attention:  President
Fax: 919-998-2090

If to Columbia, to:

Columbia Laboratories, Inc.
354 Eisenhower Parkway
Livingston, NJ 07039
Attention: President
Fax 973-994-3001

If to the Escrow Agent, to:

______________________
______________________
______________________
______________________
______________________

or to such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopier or mailed.

3.5.           Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

3.6.           Governing Law.  The interpretation and construction of this Agreement, and all matters relating thereto, shall be governed by the laws of the State of Delaware, without regard to the choice of law provisions thereof.

3.7.           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

[signature page follows]

[signature page to Escrow Agreement]

IN WITNESS WHEREOF, PharmaBio, Columbia and the Escrow Agent have caused their corporate names to be hereunto subscribed by their respective officers thereunto duly authorized, all as of the day and year first above written.

PHARMABIO DEVELOPMENT INC.

By:           ________________________________________
Name:
Title:

COLUMBIA LABORATORIES, INC.

By:           ________________________________________
Name:
Title:

[ESCROW AGENT]

By:           ________________________________________
Name:
Title: